Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

February 13, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Fresh Promise Foods, Inc.

(formerly known as Stakool, Inc.)

Alpharetta, Georgia

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the use in the Form S-1, Registration Statement under the Securities Act of 1933, filed by Fresh Promise Foods, Inc. (formerly known as Stakool, Inc.) of our report dated April 14, 2013, relating to its financial statements as of and for the year ending December 31, 2012.

Sincerely,

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC
Bingham Farms, Michigan